EXHIBIT 21

ADOBE SYSTEMS INCORPORATED
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
The Americas:
Adobe Macromedia Software LLC	Delaware
Adobe Offermatica LLC	Delaware
Adobe Systems Brasil Limitada	Brazil
Adobe Systems Canada Inc.	Canada
Adobe Systems Federal LLC	Delaware
Adobe Systems Software Chile Limitada	Chile
Adobe Visual Sciences LLC	Delaware
Day Software, Inc	Delaware
Omniture 2008, LLC	Delaware
Omniture Digital, LLC	Delaware
Omniture LLC	Delaware
Virtual Ubiquity, Inc	Massachusetts
Visual Sciences Technologies, LLC	Delaware

Europe:
Adobe Software Trading Company Limited	Ireland
Adobe Systems Belgium BVBA	Belgium
Adobe Systems Benelux BV	The Netherlands
Adobe Systems Denmark ApS	Denmark
Adobe Systems Engineering GmbH	Federal Republic of Germany
Adobe Systems Europe Limited.	United Kingdom
Adobe Systems France SAS	France
Adobe Systems GmbH	Federal Republic of Germany
Adobe Systems (Schweiz) GmbH	Switzerland
Adobe Systems Iberica SL	Spain
Adobe Systems Istanbul Yazilim Ticaret Limited Sirketi	Turkey
Adobe Systems Italia SRL	Italy
Adobe Systems Nordic AB	Sweden
Adobe Systems Norge AS	Norway
Adobe Systems Romania SRL	Romania
Adobe Systems s.r.o.	Czech Republic
Adobe Systems Software Ireland Limited	Ireland
Day Management AG	Switzerland
Day Software AG	Switzerland
Day Software GmbH	Germany
Day Software Holding AG *	Switzerland
Day Software Limited	United Kingdom
Fort Point Partners GmbH	Germany
ICS Adobe Systems S.R.L	Republic of Moldova
Limited Liability Company Adobe Systems	Russia
Limited Liability Company Adobe Systems Ukraine	Ukraine
Omniture Limited	United Kingdom
Omniture Spain, S.L	Spain
YaWah ApS	Denmark

Africa:
Adobe Systems South Africa (Proprietary) Limited	South Africa

Asia:
Adobe Systems Co. Ltd	Japan
Adobe Systems Hong Kong Limited	Hong Kong
Adobe Systems India Private Limited.	India
Adobe Systems Korea Ltd.	Korea
Adobe Systems New Zealand Limited.	New Zealand
Adobe Systems Pte. Ltd.	Singapore
Adobe Systems Pty. Ltd.	Australia
Adobe Systems Software (Beijing) Co. Ltd.	China
Business Catalyst Systems Pty Ltd	Australia
Day Interactive Singapore Pte Ltd	Singapore
Integer Eureka Pty Ltd	Australia
Monkey Pty Ltd	Australia
Macromedia South Asia Pte. Ltd	Singapore
Omniture Australia Pty Ltd	Australia

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
Omniture HK Limited	Hong Kong
Ribbit Software Pty Ltd	Australia

Middle East:
Adobe Systems Israel Ltd	Israel
Omniture Middle East FZ-LLC	United Arab Emirates

All subsidiaries of the registrant are wholly owned (except those marked with *), directly or indirectly by Adobe and do business under their legal names.

*Majority owned